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Exhibit 99.1

FOR IMMEDIATE RELEASE	November 6, 2007

Almost Family Announces Third Quarter 2007 Results

Net Income up 82%

Louisville, KY – Almost Family, Inc. (NASDAQ:AFAM) today announced its operating results for the three months and nine months ended September 30, 2007.

Quarter 2007 Highlights

•	Net Income From Continuing Operations was $1,906,601 up 82% from $1,045,771 in 2006
•	Continuing Operations Earnings per diluted share were $0.34 in 2007 versus $0.20 in 2006 for an increase of 72%
•	Consolidated revenues increased approximately 42%
•	The Company’s VN segment revenues grew 68%
•	VN markets with no acquisition activity generated 27% revenue growth, while markets with acquisitions added $6.4 million to revenue for the quarter
•	Days sales outstanding in accounts receivable were 40 at September 30, 2007

Year-to-date 2007 Highlights

•	Net Income From Continuing Operations was $5,607,708 up 93% from $2,902,302 in 2006
•	Continuing Operations Earnings per diluted share were $1.00 in 2007 versus $0.55 in 2006 for an increase of 84%
•	Consolidated revenues increased approximately 50%
•	Net income from continuing operations increased 93%
•	The Company’s VN segment revenues grew 82%
•	VN markets with no acquisition activity generated 27% revenue growth, while markets with acquisitions added $23 million to revenue for the nine months

William B. Yarmuth, AFAM’s Chairman and CEO commented on the results:

“Our third quarter results show the continuation of the strong performance that was delivered in our first two quarters of 2007. We continue to achieve meaningful same store sales growth confirming our commitment to providing the highest quality patient care. In addition we continue to reap the benefits we anticipated from our past eighteen months of acquisition activity. Also, on October 27, 2007 we were proud to welcome the employees, patients and referral sources of Quality of Life to the Almost Family group of home health care providers. We look forward to the continued progress of the Company as we pursue our strategic development plans."

Discussion of Quarterly Results

Net Income From Continuing Operations grew 82% to $1,906,601 or $0.34 per diluted share for the September 2007 quarter as compared to $1,045,771 or $0.20 per diluted share in the September 2006 quarter. Revenues grew 42% to $32.0 million in the September 2007 quarter from $22.6 million in the September 2006 quarter. Revenues in the Company’s “Caretenders” Visiting Nurse (VN) segment grew 68% over the same period last year.

The number of weighted average shares outstanding for purposes of calculating diluted earnings per share increased 6% between periods.

VN Revenue Comparison for the Quarter

Due to the significant impact of acquisition activities on VN revenue growth, the following tables are presented comparing revenue growth by market type for the quarters ended September 30, 2007 and 2006:

VN Revenue Comparison by Market Type – All VN Operations	# of Mkts	2007	2006	Change	Percent

Newly acquired markets	13	$4,808,639	$-	$4,808,639

Markets with in-market acquisitions	9	4,365,921	2,786,125	1,579,796	56.7%
Acquisition related markets	22	9,174,560	2,786,125	6,388,435

Markets with no acquisition impact	25	13,779,243	10,841,017	2,938,226	27.1%
	47	$22,953,803	$13,627,142	$9,326,661	68.4%

VN revenues grew approximately $9.3 million between years of which 52% came from newly acquired markets, 17% came in markets with in-market acquisitions and 31% came from markets with no acquisition impact.

The following table provides a comparison of revenues related specifically to the Mederi acquisition (excludes all markets not impacted by the Mederi acquisition):

VN Markets Impacted by Mederi	# of Mkts	2007	2006	Change

Newly acquired Mederi markets	12	$4,499,093	$-	$4,499,093

Mederi markets overlapping Almost Family Markets	8	3,968,979	2,296,332	1,672,647
Mederi related markets	20	$8,468,072	$2,296,332	$6,171,740

Markets with acquisitions not related to Mederi generated $706,488 of revenue in the quarter ended September 30, 2007 as compared to $489,793 in 2006.

 ResResults of operations for the quarters ended September 30, 2007 and 2006 are set forth in the tables below:

	September		September
	2007		2006
	Amount	% Rev	Amount	% Rev	Change Amount	Change %
Net revenues
Visiting Nurses	$ 22,953,803	71.6%	$ 13,627,142	60.2%	$ 9,326,661	68.4%
Personal Care	9,103,218	28.4%	9,004,083	39.8%	99,135	1.1%
	$ 32,057,021	100.0%	$ 22,631,225	100.0%	$ 9,425,796	41.6%
Operating income
Visiting Nurses	$ 4,517,329	19.7%	$ 1,919,746	14.1%	$ 2,597,583	135.3%
Personal Care	887,649	9.8%	1,220,228	13.6%	(332,579)	(27.3%)
	5,404,978	16.9%	3,313,974	13.9%	2,265,004	72.1%
Unallocated corporate expenses	2,083,537	6.5%	1,449,971	6.4%	633,566	43.7%
Operating Income	3,321,441	10.4%	1,690,003	7.5%	1,631,438	96.5%
Interest expense/(income)	153,480	0.5%	(33,275)	-0.1%	186,755	NM
Pre-tax income	3,167,961	9.9%	1,723,278	7.6%	1,444,683	83.8%
Income taxes	1,261,360	3.9%	677,507	3.0%	583,853	86.2%
Net income from continuing operations	$ 1,906,601	5.9%	$ 1,045,771	4.6%	$ 860,830	82.3%
Income (loss) from discontinued operations, net of tax	(19,977)		(10,003)		(9,974)	NM
Net income	$ 1,886,624	5.9%	$ 1,035,768	4.6%	$ 850,856	82.1%

Diluted earnings per share
Diluted shares outstanding (1)	5,619,862		5,308,774		311,088	5.9%
Continuing operations	$ 0.34		$ 0.20		$ 0.14	72.1%
Discontinued operations	(0.00)		(0.00)		-	NM
	$ 0.34		$ 0.20		$ 0.14	72.1%

(1) shares adjusted to give effect to 2-for-1 share split completed in January 2007

Continuing Operations
EBITDA	$ 3,502,081	10.9%	$ 1,949,535	8.6%	$ 1,570,546	80.6%
Effective tax rate	39.8%		39.3%		0.5%

Net income including discontinued operations, was $1,886,624 or $0.34 per diluted share in the quarter ended September 30, 2007 and $1,035,768 or $0.20 per diluted share in 2006.

Discussion of Nine-Month Results

Net Income From Continuing Operations grew 93% to $5,607,708 or $1.00 per diluted share for the nine months ended September 2007 as compared to $2,902,302 or $0.55 per diluted share in the nine months ended September 2006. Revenues grew 50% to $96.7 million in the nine months ended September 2007 from $64.7 million in the nine months ended September 2006. Revenues in the Company’s “Caretenders” Visiting Nurse (VN) segment grew 82% over the same period last year.

The number of weighted average shares outstanding for purposes of calculating diluted earnings per share increased 5% between periods.

VN Revenue Comparison for the Nine Months

Due to the significant impact of acquisition activities on VN revenue growth, the following tables are presented comparing revenue growth by market type for the nine month periods ended September 30, 2007 and 2006:

VN Revenue Comparison by Market Type – All VN Operations	# of Mkts	2007	2006	Change	Percent

Newly acquired markets	15	$17,781,877	$-	$17,781,877

Markets with in-market acquisitions	8	13,027,202	7,582,879	5,444,323	71.8%
Acquisition related markets	23	30,809,080	7,582,879	23,226,200

Markets with no acquisition impact	24	38,817,638	30,586,436	8,231,202	26.9%
	47	$69,626,718	$38,169,315	$31,457,403	82.4%

VN revenues grew approximately $31.5 million between years of which 57% came from newly acquired markets, 17% came in markets with in-market acquisitions and 26% came from markets with no acquisition impact.

The following table provides a comparison of revenues related specifically to the Mederi acquisition (excludes all markets not impacted by the Mederi acquisition):

VN Markets Impacted by Mederi	# of Mkts	2007	2006	Change

Newly acquired Mederi markets	13	$11,595,505	$-	$11,595,505

Mederi markets overlapping Almost Family Markets	7	11,552,911	6,204,023	5,348,888
Mederi related markets	20	$23,148,416	$6,204,023	$16,944,393

Markets with acquisitions not related to Mederi generated $7,660,663 of revenue in the nine months ended September 30, 2007 as compared to $1,378,857 in 2006.

Res Results of operations for the nine-month periods ended September 30, 2007 and 2006 are set forth in the tables beb below:

	September 2007		September 2006
	Amount	% Rev	Amount	% Rev	Change Amount	Change %
Net revenues
Visiting Nurses	$69,626,718	72.0%	$38,169,315	59.0%	$31,457,403	82.4%
Personal Care	27,089,470	28.0%	26,522,753	41.0%	566,7171	2.1%
	96,716,188	100.0%	$64,692,068	100.0%	$32,024,120	49.5%
Operating income
Visiting Nurses	$13,802,152	19.8%	$5,810,726	15.2%	$7,991,426	137.5%
Personal Care	2,301,377	8.5%	2,645,209	10.0%	(343,832)	-13.0%
	16,103,529	16.7%	8,455,935	13.1%	7,647,594	90.4%
Unallocated corporate expenses	6,134,001	6.3%	3,730,420	5.8%	2,403,581	64.4%
Operating Income	9,969,528	10.3%	4,725,515	7.3%	5,244,013	111.0%
Interest expense/(income)	650,408	0.7%	(94,220)	-0.2%	744,628	NM
Pre-tax income	9,319,120	9.6%	4,819,735	7.5%	4,499,385	93.4%
Income taxes	3,711,412	3.8%	1,917,433	3.0%	1,793,979	93.6%
Net income from continuing operations	$5,607,708	5.8%	$2,902,302	4.5%	$2,705,406	93.2%
Income (loss) from discontinued operations, net of tax	(73,435)		(140,572)		67,137	NM
Net income	$5,534,273	5.7%	$2,761,730	4.3%	$2,772,543	100.4%

Diluted earnings per share
Diluted shares outstanding (1)	5,607,730		5,325,084		282,646	5.3%
Continuing operations	$1.00		$0.55		$0.45	83.5%
Discontinued operations	(0.01)		(0.03)		(0.02)	NM
	$0.99		$0.52		$0.47	90.3%

(1) shares adjusted to give effect to 2-for-1 share split completed in January 2007

Continuing Operations
EBITDA	$10,600,267	11.0%	$5,516,784	8.5%	$5,083,483	92.1%
Effective tax rate	39.8%		39.8%		0.0%

Net income including discontinued operations, was $5,534,273 or $0.99 per diluted share in the nine-months ended September 30, 2007 and $2,761,730 or $0.52 per diluted share in 2006.

Non-GAAP Financial Measure

The information provided in the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA:

EBITDA is defined as income before depreciation and amortization, net interest expense and income taxes. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in measurements of borrowing availability and certain covenants contained in our credit agreement.

The following table sets forth a reconciliation of Continuing Operations Net Income to EBITDA:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net income from continuing operations	$1,906,601	$1,045,771	$5,607,708	$2,902,302
Add back:
Interest expense (income)	153,480	(33,275)	650,408	(94,220)
Income taxes	1,261,360	677,507	3,711,412	1,917,433
Depreciation & amortization	198,640	259,532	630,739	791,269

Earnings from continuing operations Before Interest, Income Taxes, Depreciation & Amortization (EBITDA)	$3,520,081	$1,949,535	$10,600,267	$5,516,784

Almost Family, Inc. TM and subsidiaries (collectively "Almost Family") is a leading regional provider of home health services. The Company has service locations in Florida, Kentucky, Ohio, Connecticut, Massachusetts, Missouri, Alabama, Illinois and Indiana (in order of revenue significance).

Contact: William Yarmuth or Steve Guenthner (502) 891-1000.

All statements, other than statements of historical facts, included in this news release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” estimate,” “project,” anticipate,” “continue,” or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; and the Company’s self-insurance risks. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2006, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.